SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (“Great Plains Energy”) and Kansas City Power & Light Company (“KCP&L”) (each a “Registrant” and collectively, the “Registrants”) are separately filing this combined Current Report on Form 8-K (the “Report”).  Information contained herein relating to an individual Registrant is furnished by such Registrant on its own behalf.  Each Registrant makes representations only as to information relating to itself.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

William K. Hall, a member of the Great Plains Energy Board of Directors since 2000, informed the Governance Committee of the Board on March 18, 2008, that he will not stand for re-election to the Board at Great Plains Energy’s 2008 annual shareholders’ meeting.  Mr. Hall reaffirmed his strong support for the executive leadership, business strategies, operations, policies and practices of Great Plains Energy.

Item 7.01	Regulation FD Disclosure

Commencing on March 25, 2008, the Registrants will be distributing a presentation at the Edward Jones Mid-Cap Utility Conference.  A copy of the presentation is attached hereto as Exhibit 99.1.

The information under Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended.  The information under Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise indicated in such registration statement or other document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Edward Jones Mid-Cap Utility Conference presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Terry Bassham
Terry Bassham
Chief Financial Officer

Date: March 24, 2008